Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Terence R. Montgomery
610-480-8000
terry.montgomery@infrasourceinc.com

Mahmoud Siddig
212-889-4350
mahmoud.siddig@taylor-rafferty.com
INFRASOURCE SERVICES, INC. REPORTS SECOND QUARTER 2007 RESULTS
MEDIA, PA — August 2, 2007 — InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States, today announced its results for the second quarter ended June 30, 2007.
Second Quarter Results
Revenues for the second quarter 2007 were $239.6 million, or 6% lower than for the same quarter in 2006, due primarily to lower volumes of work in our natural gas business related to a decline in housing starts. Net income for the second quarter 2007 was $9.2 million, or $0.22 per diluted share, versus $5.3 million, or $0.13 per diluted share, for the second quarter last year.
Net income for the second quarter 2007 included $0.3 million (net of tax), or $0.01 per diluted share, of transaction costs related to the pending merger with Quanta Services, Inc. (NYSE:PWR) and for the second quarter 2006 included a $2.6 million (net of tax), or $0.06 per diluted share, non-cash charge associated with the refinancing of our bank debt. Excluding these transaction costs, net income for the second quarter 2007 would have been $9.5 million, or $0.23 per diluted share, compared to $7.9 million, or $0.19 per diluted share, for the second quarter last year.
Backlog & Recent Award
At the end of the second quarter 2007, total backlog was $919 million, comparable to the second quarter 2006 and 12% lower than at the end of the first quarter 2007. Not included in second quarter backlog is the award of a contract in July 2007 for the construction of a 73-mile, 500 kV
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electric transmission line in California, known as the Tehachapi Renewable Transmission Project. The estimated contract value of the project is $93.2 million.
David Helwig, Chairman, President and Chief Executive Officer, said, “We are very pleased with our results for the quarter, the recent award for the Tehachapi Renewable Transmission Project and our recent acquisitions of approximately $14 million in dark fiber related assets. We are looking forward to the final shareholder approvals for the merger with Quanta Services on August 30, 2007 and are very excited about the future of the combined company.”
About InfraSource
InfraSource Services, Inc. (NYSE:IFS) is one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.
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Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of known and unknown risks, uncertainties and other factors affecting our business that could cause our actual results to differ materially from those contemplated by the statements. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) the possibility that the pending merger with Quanta Services, Inc. will not be consummated; (2) technological, structural and cyclical changes that could reduce the demand for the services we provide; (3) loss of key customers; (4) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (5) our ability to attract and retain qualified personnel; (6) our ability to successfully bid for and perform large-scale project work in accordance with our estimated costs; (7) work hindrance due to inclement weather events; (8) the definitive award of new contracts and the timing of the performance of those contracts; (9) project delays or cancellations; (10) the failure to meet schedule or performance requirements of our contracts; (11) the uncertainty of implementation of the recently enacted federal energy legislation; (12) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (13) successful integration of acquisitions into our business; (14) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (15) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.
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INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	June 30, 2006	June 30, 2007
	(Unaudited)
	(In thousands, except per share data)

Revenues	$254,261	$239,572
Cost of revenues	218,386	200,531

Gross profit	35,875	39,041

Selling, general and administrative expenses	22,612	23,831
Merger related costs	—	483
Provision for uncollectible accounts	41	780
Amortization of intangible assets	237	93

Income from operations	12,985	13,854
Interest income	173	144
Interest expense	(1,682)	(1,050)
Write-off of deferred financing costs	(4,296)	—
Other income, net	1,487	2,074

Income from continuing operations before income taxes	8,667	15,022
Income tax expense	3,506	5,863

Income from continuing operations	5,161	9,159
Discontinued operations:
Income from discontinued operations (net of income tax expense of $112 and $4, respectively)	166	6

Net income	$5,327	$9,165

Basic income per share:
Income from continuing operations	$0.13	$0.23
Income from discontinued operations	—	—

Net income	$0.13	$0.23

Weighted average basic common shares outstanding	39,735	40,590

Diluted income per share:
Income from continuing operations	$0.13	$0.22
Income from discontinued operations	—	—
Net income	$0.13	$0.22

Weighted average diluted common shares outstanding	40,336	41,252

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	December 31,	June 30,
	2006	2007
	(Unaudited)
	(In thousands, except share data)

Current assets:
Cash and cash equivalents	$26,209	$18,868
Contract receivables (less allowances for doubtful accounts of $3,770 and $4,865, respectively)	166,780	144,359
Costs and estimated earnings in excess of billings	59,012	76,397
Inventories	5,443	4,421
Deferred income taxes	8,201	7,006
Other current assets	6,384	11,900
Current assets — discontinued operations	746	184

Total current assets	272,775	263,135

Property and equipment (less accumulated depreciation of $73,302 and $81,218, respectively)	154,578	176,183
Goodwill	146,933	147,276
Intangible assets, net	900	747
Deferred charges and other assets, net	5,529	4,862
Assets held for sale	517	400

Total assets	$581,232	$592,603

Current liabilities:
Current portion of long-term debt and short-term borrowings	$1,154	$10,055
Other liabilities — related parties	766	940
Accounts payable	47,846	33,744
Accrued compensation and benefits	27,951	24,111
Other current and accrued liabilities	22,096	25,586
Accrued insurance reserves	36,166	35,272
Billings in excess of costs and estimated earnings	23,245	20,977
Deferred revenues	6,188	6,611

Total current liabilities	165,412	157,296

Long-term debt, net of current portion	50,070	50,043
Deferred revenues	16,347	15,617
Other long-term liabilities — related party	900	—
Deferred income taxes	3,750	2,233
Other long-term liabilities	5,568	6,494

Total liabilities	242,047	231,683

Commitments and contingencies

Shareholders’ equity:

Preferred stock, $.001 par value (authorized — 12,000,000 shares; 0 shares issued and outstanding)	—	—
Common stock, $.001 par value (authorized — 120,000,000 shares; issued 40,263,739 and 40,899,040 shares, respectively, and outstanding — 40,233,869 and 40,866,570, respectively)	40	41
Treasury stock, at cost (29,870 shares and 32,470 shares, respectively)	(137)	(224)
Additional paid-in capital	288,517	301,814
Retained earnings	50,785	58,774
Accumulated other comprehensive income (loss)	(20)	515

Total shareholders’ equity	339,185	360,920

Total liabilities and shareholders’ equity	$581,232	$592,603

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Supplemental Financial Data
(Unaudited)
(In millions)

	Three Months Ended		Three Months Ended		Increase/(decrease)
Revenues by End Market	June 30, 2006		June 30, 2007		$	%

Electric
- Transmission	$59.4	23.4%	$60.8	25.4%	$1.4	2.4%
- Substation	58.1	22.8%	46.7	19.5%	(11.4)	-19.6%
- Other Electric	32.3	12.7%	37.2	15.5%	4.9	15.2%

Subtotal	149.8	58.9%	144.7	60.4%	(5.1)	-3.4%
Natural Gas	72.3	28.4%	56.9	23.7%	(15.4)	-21.3%
Telecommunications	29.8	11.7%	33.3	13.9%	3.5	11.7%
Other	2.4	0.9%	4.7	2.0%	2.3	95.8%

Total	$254.3	100.0%	$239.6	100.0%	$(14.7)	-5.8%

	Six Months Ended		Six Months Ended		Increase/(decrease)
	June 30, 2006		June 30, 2007		$	%

Electric
- Transmission	$117.2	25.0%	$119.2	26.9%	$2.0	1.7%
- Substation	96.9	20.7%	93.0	21.0%	(3.9)	-4.0%
- Other Electric	69.6	14.9%	67.2	15.2%	(2.4)	-3.4%

Subtotal	283.7	60.6%	279.4	63.0%	(4.3)	-1.5%
Natural Gas	126.2	26.9%	94.7	21.4%	(31.5)	-25.0%
Telecommunications	54.0	11.5%	58.4	13.2%	4.4	8.1%
Other	4.6	1.0%	10.9	2.5%	6.3	137.0%

Total	$468.5	100.0%	$443.4	100.0%	$(25.1)	-5.4%

					Increase/(decrease)
Backlog by End Market	June 30, 2006		June 30, 2007		$	%

Electric
- Transmission	$214.7	23.4%	$134.5	14.6%	$(80.2)	-37.4%
- Substation	136.5	14.9%	157.4	17.1%	20.9	15.3%
- Other Electric	88.1	9.6%	191.9	20.9%	103.8	117.8%

Subtotal	439.3	48.0%	483.8	52.6%	44.5	10.1%
Natural Gas	247.4	27.0%	196.5	21.4%	(50.9)	-20.6%
Telecommunications	221.4	24.2%	222.0	24.1%	0.6	0.3%
Other	7.7	0.8%	17.0	1.8%	9.3	120.8%

Total	$915.8	100.0%	$919.3	100.0%	$3.5	0.4%

					Increase/(decrease)
	March 31, 2007		June 30, 2007		$	%
Electric
- Transmission	$171.8	16.4%	$134.5	14.6%	$(37.3)	-21.7%
- Substation	181.1	17.3%	157.4	17.1%	(23.7)	-13.1%
- Other Electric	203.0	19.4%	191.9	20.9%	(11.1)	-5.5%

Subtotal	555.9	53.1%	483.8	52.6%	(72.1)	-13.0%
Natural Gas	231.5	22.1%	196.5	21.4%	(35.0)	-15.1%
Telecommunications	237.7	22.7%	222.0	24.1%	(15.7)	-6.6%
Other	22.4	2.1%	17.0	1.8%	(5.4)	-24.1%

Total	$1,047.5	100.0%	$919.3	100.0%	$(128.2)	-12.2%

Note: Percentages may not add due to rounding.